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                                  EXHIBIT 10.1
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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT entered into this 15th day of February, 1990, by and between Citizens Federal Savings Bank (hereinafter referred to as the "Savings Bank") and Bunny Stokes, Jr. (hereafter referred to as the "Employee").

     WHEREAS, the Employee has heretofore been employed by the Savings Bank as Executive Vice President, the employee is experienced in all phases of the business of the Savings Bank, and the Board of Directors has determined to appoint the Employee as President and Chief Executive Officer of the Savings Bank; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Savings Bank and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Employment.  The Employee is employed as the President and Chief
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Executive Officer of the Savings Bank.  The Employee shall render administrative and management services to the Savings Bank such as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Savings Bank. The Employee's other duties shall be such as the Board of Directors of the Savings Bank (the "Board of Directors") may from time to time reasonably direct, including normal duties as an officer of the Savings Bank.

     2.   Base Compensation.  The Savings Bank agrees to pay the Employee during
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the term of this Agreement a salary at the rate of $59,000 per annum, payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and Employee shall be entitled to receive annually an increase at such percentage or in such an amount as the Board of Directors in its sole discretion may decide.

     3.   Discretionary Bonuses.  The Employee shall be entitled to participate
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in an equitable manner with all other senior management employees of the Savings
Bank in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management employees from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as declared by the Board of Directors.

     4.   (a)  Participation in Retirement and Medical Plans.  The Employee
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shall be entitled to participate in any Plan of the Savings Bank relating to pension, profit-sharing, or other retirement benefits and medical coverage or reimbursement plans that the Savings Bank may adopt for the benefit of its employees.


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          (b) Employee Benefits; Expenses.  The Employees shall be eligible to
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participate in any fringe benefits which may be or may become applicable to the
Savings Bank's executive employees, including by example, participation in any stock option or incentive plans adopted by the Board of Directors, club memberships, a reasonable expense account, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Savings Bank shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with his services for the Savings Bank.

     5.   Term.  The Bank hereby employs the Employee, and the Employee hereby
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accepts such employment under this Agreement, for the period commencing on April
1, 1993 (the "Effective Date"), and ending thirty-six months thereafter on March 31, 1996 (or such earlier date as is determined in accordance with Section 9 hereof). Additionally, on each annual anniversary date from teh Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Bank determines in a duly adopted resolution that the performance of the Employee has met the board's requirements and standards, and that this Agreement shall be extended.

     6.   Loyalty; Noncompetition.
          -----------------------

          (a) The Employee shall devote his full time and attention to the performance of his employment under this Agreement. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Savings Bank.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of the Savings Bank, or, solely as a passive or minority investor, in any business.

     7.   Standards.  The Employee shall perform his duties under this Agreement
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in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors. The Savings Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8.   Vacation and Sick Leave.  At such reasonable times as the Board of
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Directors shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement; all such voluntary absences to count as vacation time; provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies as are periodically established by the Board of Directors for senior management employees of the Savings Bank.

          (b) The Employee shall not be entitled to receive any additional compensation from the Savings Bank on account of his failure to take a vacation and Employee shall not be entitled
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to accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board of Directors for senior management employees of the Savings Bank.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Savings Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board of Directors for senior management employees of the Savings Bank. In the event any sick leave benefit shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors.

     9.   Termination and Termination Pay.
          -------------------------------

          The Employee's employment under this Agreement shall be terminated upon the following occurrences:

          (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death shall have occurred, and any vested rights and benefits of the Employee.

          (b) Employee's employment under this Agreement may be terminated at any time by a decision of the Board of Directors for conduct not constituting termination for Just Cause. Except as provided pursuant to Section 12 herein, in the event Employee's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Savings Bank shall be obligated to continue to pay the Employee his salary, up to the date of termination of the term (including any renewal term) of this Agreement and the cost of Employee obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Employee at the date of termination of employment; provided that the total compensation paid to the Employee hereunder shall not exceed three times his average annual compensation for his five most recent taxable years.

          (c) The Savings Bank reserves the right to terminate this Agreement at any time for Just Cause. Termination for "Just Cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, termination under the provisions of Subparagraphs (d), (e) or (f) below, or material breach of any provision of this Agreement. Subject to the provisions of Section 12 hereof, in the event this Agreement is terminated for Just Cause, the Savings Bank shall only be obligated to continue to pay
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the Employee his salary up to the date of termination, and the vested rights of the parties shall not be affected.

          (d) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Sections 8 (e)(4) or 8 (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818 (e)(4) and (g)(1)), all obligations of the Savings Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

          (e) If the Savings Bank is in default (as defined in Section 3 (x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default, but this Paragraph shall not affect any vested rights of the parties.

          (f) All obligations under this Agreement may be terminated: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in
Section 13 (c) of FDIA; and (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          (g) The voluntary termination by the Employee during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors, other than pursuant to Section 12 (b), in which case the Employee shall be entitled to receive only his compensation, vested rights, and all employee benefits up to the date of his termination.

     10.  Suspension of Employment.
          ------------------------

          (a) The suspension of the Employee from office and/or temporary prohibition from participation in the conduct of the affairs of the Savings Bank pursuant to notice served by the under Sections 8(e)(3) or 8(g)(1) of FDIA unless stayed by appropriate proceedings, shall suspend, as of the date of such service, all obligations of the Savings Bank under the terms of this Agreement, except for the vested rights of the parties.

          (b) In the event the charges specified in such notice served as provided in Subparagraph (a) of this Paragraph 10 shall be dismissed, the Savings Bank shall (i) pay the Employee the compensation withheld from such Employee pursuant to the suspension of the Savings Bank's obligations as required in Subparagraph (a) of this Paragraph and (ii) reinstate the obligations suspended as required in Subparagraph (a) of this Paragraph.

     11.  Disability.  If the Employee shall become disabled or incapacitated to
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the extent that he is unable to perform his duties hereunder, by reason of a medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Employee shall
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nevertheless continue to receive the following percentages of his compensation, inclusive of any benefits which may be payable to Employee under the provisions of disability insurance coverage in effect for Savings Bank employees, under
Section 2 of this Agreement for the following period of his disability: 50% for the remaining term of this Agreement. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated. In the event that said Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in Paragraph 2 of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

     12.  Change in Control.
          -----------------

          (a) Notwithstanding any provision herein to the contrary, in the event of involuntary termination of Employee's employment under this Agreement in connection with , or within six (6) months after, any change in control of the Savings Bank which has not been approved in advance by a two-thirds (2/3) vote of the full Board of Directors, or in the event of voluntary termination by the Employee in connection with, or within six (6) months after, any change in control of the Savings Bank which has not been approved in advance by a two-thirds (2/3) vote of the full Board of Directors, Employee shall be paid an amount equal to the product of 2.99 times the Employee's "base amount"as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Said sum shall be paid, at the option of Employee, either in one (1) lump sum within thirty (30) days of such termination, or in periodic payments over the remaining term of this Agreement as if Employee's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive under Section 9 of this Agreement. The term "control" shall refer to the ownership, holding or power to vote more than 25% of the Savings Bank's voting stock, the control of the election of a majority of the Savings Bank's directors, or the exercise of a controlling influence over the management or policies of the Savings Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. This limitation shall not apply to a transaction in which the Savings Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares of up to 25% of any class of securities by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R.(S)574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment under this Agreement following a change in control of the Savings Bank, whether approved in advance by the Board of Directors or otherwise (as defined in Section 12(a) of this Agreement), and shall thereupon be entitled to receive the payment described in
Section 12(a) of this Agreement, upon the occurrence, or within sixty (60) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Employee's primary
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office as of the signing of the Agreement; (ii) if in the organizational structure of the Savings Bank Employee would be required to report to a person or persons other than the Board of Directors of the Savings Bank; (iii) if the Savings Bank should fail to maintain existing employee benefits plans, including material fringe benefit, stock option and retirement plans; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as President and Chief Executive Officer or (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced.

          (c) In the event any dispute shall arise between the Employee and the Savings Bank as to the terms or interpretation of this Agreement, including this
Section 12, whether instituted by formal legal proceeding or otherwise, including any action taken by Employee to enforce the terms of this Section 12 or in defending against any action taken by the Savings Bank, the Savings Bank shall reimburse Employee for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding in the ultimate outcome thereof; provided, however, that the Savings Bank shall not be obligated to so reimburse the Employee if a court having jurisdiction over the matter shall specifically find that the Employee's position or arguments in the dispute have been clearly unreasonable. Such reimbursement shall be paid within ten (10) days of Employee furnishing to the Savings Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by Employee.
Any such request for reimbursement by Employee shall be made no more frequently than at sixty (60) day intervals.

     13.  Successors and Assigns.
          ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Savings Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Savings Bank.

          (b) Since the Savings Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Savings Bank.

     14.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless made in writing and signed by both parties, except as herein otherwise specifically provided.

     15.  Applicable Law.  This Agreement shall be governed by all respects
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whether as to validity, construction, capacity, performance or otherwise, by the laws of Alabama, except to the extent that Federal law shall be deemed to apply.

     16.  Severability.  The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17.  Entire Agreement.  This Agreement together with any understanding or
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modifications thereof as approved to in writing by the parties, shall constitute the entire agreement between the parties hereto.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year hereinabove written.


                                    CITIZENS FEDERAL SAVINGS BANK

                                    By: /s/ A.G. Gaston
                                        -------------------------
ATTEST:

/s/ Malia A. Fort
------------------------
Malia A. Fort, Secretary


WITNESS:

/s/ E. A. Gardner                   /s/ Bunny Stokes, Jr.
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                                    Bunny Stokes, Jr., Employee